EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2025 Financial Results

SEATTLE, Feb. 05, 2026 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was an outstanding year for Adaptive, marked by strong execution and meaningful progress across the business,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “We delivered 46% revenue growth and achieved profitability in our MRD business, while advancing our Immune Medicine platform through scaled TCR-antigen data generation and two data partnerships. As we enter 2026, we are well positioned to drive continued growth, expand margins and achieve company-wide profitability, enabled by disciplined capital allocation and a strong financial foundation.”

Fourth Quarter and Full Year 2025 Highlights

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Revenue for the fourth quarter and full year 2025 was $71.7 million and $277.0 million, respectively. The MRD business, which contributed 86% of revenue in the fourth quarter and 77% of revenue in the full year, grew 54% and 46% over the corresponding periods a year ago.
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clonoSEQ® test volume increased 43% to 30,038 tests delivered in the fourth quarter of 2025, compared to the fourth quarter 2024 and ended the year with 105,587 tests delivered, up 39% versus 2024.
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Received expanded Medicare coverage of clonoSEQ for recurrence monitoring in mantle cell lymphoma.
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Launched integration of clonoSEQ into Flatiron Health’s OncoEMR®, an industry-leading electronic medical record platform for community oncology.
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Implemented NovaSeq X Plus for clonoSEQ clinical sequencing.
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The MRD business achieved positive Adjusted EBITDA and positive cash flow.
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Recognized $19.5 million in MRD pharma regulatory milestone revenue in 2025.
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Signed two distinct, non-exclusive immune receptor data licensing agreements with Pfizer Inc.

Fourth Quarter 2025 Financial Results

Revenue was $71.7 million for the quarter ended December 31, 2025, representing a 51% increase from the fourth quarter in the prior year. Excluding revenue received under the Genentech Agreement, which did not generate revenue in the quarter ended December 31, 2025, revenue for the current quarter increased 63% from the fourth quarter in the prior year. MRD revenue was $61.9 million for the quarter, representing a 54% increase from the fourth quarter in the prior year. Immune Medicine revenue was $9.8 million for the quarter, representing a 34% increase from the fourth quarter in the prior year. Excluding revenue from the Genentech Agreement, Immune Medicine revenue for the quarter ended December 31, 2025 increased 157% from the fourth quarter in the prior year.

Operating expenses for the fourth quarter of 2025 were $84.5 million, compared to $81.3 million in the fourth quarter of the prior year, representing an increase of 4%.

Interest and other income, net was $2.1 million for the fourth quarter of 2025, compared to $3.1 million in the fourth quarter of the prior year. Interest expense from our revenue interest purchase agreement was $3.0 million in both the fourth quarter of 2025 and the fourth quarter of the prior year.

Net loss was $13.6 million for the fourth quarter of 2025, compared to $33.7 million for the same period in 2024. Excluding revenue generated from the Genentech Agreement, net loss was $37.2 million for the fourth quarter of 2024.

Adjusted EBITDA (non-GAAP) was $4.1 million for the fourth quarter of 2025, compared to a loss of $16.4 million for the fourth quarter of the prior year. Excluding revenue generated from the Genentech Agreement, Adjusted EBITDA was a loss of $19.9 million for the fourth quarter of 2024.

Full Year 2025 Financial Results

Revenue was $277.0 million for 2025, representing a 55% increase from the prior year. This includes $41.3 million of Immune Medicine revenue recognized upon the full amortization of payments previously received under the Genentech Agreement. Excluding revenue from the Genentech Agreement for all periods, revenue was $235.7 million for 2025, representing a 42% increase from the prior year. MRD revenue was $212.3 million for 2025, representing a 46% increase from the prior year. Immune Medicine revenue was $64.6 million for 2025, representing a 93% increase from the prior year. Excluding revenue from the Genentech Agreement for all periods, Immune Medicine revenue was $23.4 million for 2025, representing a 17% increase from the prior year.

Operating expenses for 2025 were $334.1 million, compared to $341.5 million for 2024, which included restructuring and long-lived asset impairment charges of $9.2 million, representing a decrease of 2%. Excluding the impact of restructuring and impairment charges, operating expenses for 2025 increased 1% compared to the prior year.

Interest and other income, net was $9.4 million in 2025, compared to $14.5 million in 2024. Interest expense from our revenue interest purchase agreement was $11.8 million in 2025, compared to $11.6 million in 2024.

Net loss was $59.5 million in 2025, compared to $159.6 million in 2024. Excluding revenue from the Genentech Agreement for all periods, net loss was $100.7 million for 2025, compared to a net loss of $173.0 million for the same period in 2024.

Adjusted EBITDA (non-GAAP) was 12.2 million for 2025, compared to a loss of $80.4 million in the prior year. Excluding revenue from the Genentech Agreement for all periods, Adjusted EBITDA was a loss of $29.1 million for 2025, compared to a loss of $93.8 million for the prior year.

Cash, cash equivalents and marketable securities was $240.2 million as of December 31, 2025, inclusive of $13.1 million of cash held by Digital Biotechnologies, Inc.

2026 Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $255 million and $265 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $350 million and $360 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2025 financial results after market close on Thursday, February 5, 2026 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited consolidated statements of operations and unaudited consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net income (loss) attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net income (loss) attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net income (loss) attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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long-lived assets impairment costs; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA, including segment Adjusted EBITDA, may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$71,681	$47,459	$276,976	$178,957
Operating expenses
Cost of revenue	18,224	18,045	71,359	72,080
Research and development	21,763	23,192	93,769	102,953
Sales and marketing	24,481	21,575	94,571	84,759
General and administrative	19,557	18,056	72,701	72,806
Amortization of intangible assets	429	428	1,699	1,703
Impairment of long-lived assets	—	—	—	7,205
Total operating expenses	84,454	81,296	334,099	341,506
Loss from operations	(12,773)	(33,837)	(57,123)	(162,549)
Interest and other income, net	2,148	3,072	9,444	14,534
Interest expense	(2,954)	(2,952)	(11,778)	(11,580)
Net loss	(13,579)	(33,717)	(59,457)	(159,595)
Add: Net loss (income) attributable to noncontrolling interest	—	25	(42)	103
Net loss attributable to Adaptive Biotechnologies Corporation	$(13,579)	$(33,692)	$(59,499)	$(159,492)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.09)	$(0.23)	$(0.39)	$(1.08)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	153,127,120	147,677,685	151,721,939	147,101,648

Adaptive Biotechnologies

Consolidated Balance Sheets
(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$70,495	$47,920
Short-term marketable securities (amortized cost of $156,246 and $174,186, respectively)	156,485	174,374
Accounts receivable, net	50,365	41,731
Inventory	9,820	8,440
Prepaid expenses and other current assets	13,020	11,287
Total current assets	300,185	283,752
Long-term assets
Property and equipment, net	34,107	48,616
Operating lease right-of-use assets	40,616	45,767
Long-term marketable securities (amortized cost of $13,220 and $33,682, respectively)	13,234	33,660
Restricted cash	2,689	2,897
Intangible assets, net	1,726	3,425
Goodwill	118,972	118,972
Other assets	1,207	2,287
Total assets	$512,736	$539,376
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,467	$7,265
Accrued liabilities	7,700	8,157
Accrued compensation and benefits	16,992	15,838
Current portion of operating lease liabilities	8,920	10,239
Current portion of deferred revenue	45,194	55,689
Current portion of revenue interest liability, net	4,642	865
Total current liabilities	89,915	98,053
Long-term liabilities
Operating lease liabilities, less current portion	70,228	79,148
Deferred revenue, less current portion	1,006	27,256
Revenue interest liability, net, less current portion	126,566	132,414
Other long-term liabilities	20	20
Total liabilities	287,735	336,891
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at December 31, 2025 and 2024; no shares issued and outstanding at December 31, 2025 and 2024	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at December 31, 2025 and 2024; 153,779,418 and 147,773,744 shares issued and outstanding at December 31, 2025 and 2024, respectively	15	14
Additional paid-in capital	1,581,848	1,506,353
Accumulated other comprehensive gain	253	166
Accumulated deficit	(1,363,323)	(1,303,824)
Total Adaptive Biotechnologies Corporation shareholders’ equity	218,793	202,709
Noncontrolling interest	6,208	(224)
Total shareholders’ equity	225,001	202,485
Total liabilities and shareholders’ equity	$512,736	$539,376

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to Adaptive Biotechnologies Corporation	$(13,579)	$(33,692)	$(59,499)	$(159,492)
Interest and other income, net	(2,148)	(3,072)	(9,444)	(14,534)
Interest expense	2,954	2,952	11,778	11,580
Depreciation and amortization expense	4,195	4,448	17,833	19,256
Impairment of long-lived assets	—	—	—	7,205
Restructuring expense	—	87	—	2,004
Share-based compensation expense	12,720	12,832	51,483	53,610
Adjusted EBITDA	$4,142	$(16,445)	$12,151	$(80,371)

Segment Information (Including Segment Adjusted EBITDA)

The following sets forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
MRD:
Revenue	$61,887	$40,149	$212,334	$145,529
Adjusted EBITDA	10,424	(6,555)	15,190	(41,223)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$1,729	$(14,830)	$(19,731)	$(80,235)
Depreciation and amortization expense	2,425	2,340	10,013	10,073
Impairment of long-lived assets	—	—	—	2,819
Restructuring expense	—	77	—	1,272
Share-based compensation expense	6,270	5,858	24,908	24,848
Adjusted EBITDA	$10,424	$(6,555)	$15,190	$(41,223)

Immune Medicine(1):
Revenue	$9,794	$7,310	$64,642	$33,428
Adjusted EBITDA	(3,033)	(6,390)	10,251	(24,414)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(8,651)	$(12,408)	$(13,158)	$(55,126)
Depreciation and amortization expense	1,309	1,653	5,987	7,368
Impairment of long-lived assets	—	—	—	4,386
Restructuring expense	—	10	—	732
Share-based compensation expense	4,309	4,355	17,422	18,226
Adjusted EBITDA	$(3,033)	$(6,390)	$10,251	$(24,414)

(1) Expenses related to Digital Biotechnologies, Inc. are no longer included in the Immune Medicine segment.